As filed with the Securities and Exchange Commission on July 14, 2004
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             KENSEY NASH CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     36-3316412
 (State or other jurisdiction of                     (I. R. S. Employer
 incorporation or organization)                    Identification Number)

              MARSH CREEK CORPORATE CENTER, 55 EAST UWCHLAN AVENUE,
                            EXTON, PENNSYLVANIA 19341
               (Address of principal executive offices) (Zip Code)
                           __________________________

                           FOURTH AMENDED AND RESTATED
                             KENSEY NASH CORPORATION
                      EMPLOYEE INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                               Joseph W. Kaufmann
                             Chief Executive Officer
                             Kensey Nash Corporation
              Marsh Creek Corporate Center, 55 East Uwchlan Avenue
                            Exton, Pennsylvania 19341
                     (Name and address of agent for service)
                                 (610) 524-0188
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             David R. Shevitz, Esq.
                          Katten Muchin Zavis Rosenman
                       525 West Monroe Street, Suite 1600
                          Chicago, Illinois 60661-3693
                                 (312) 902-5200

                               ___________________

                                                    CALCULATION OF REGISTRATION FEE
==================================== ====================== ========================= ========================== ==================
                                                                Proposed Maximum          Proposed Maximum
      Title of Securities                Amount to be          Offering Price Per     Aggregate Offering Price         Amount of
       to be Registered                 Registered (1)             Share (2)                     (2)               Registration Fee
------------------------------------ ---------------------- ------------------------- -------------------------- ------------------
Common Stock, $0.001 par value              850,000                  $32.84                  $27,914,000               $3,536.70
==================================== ====================== ========================= ========================== ==================

(1) Pursuant to 416(a), the registration statement also covers an indeterminate number of additional shares of Common Stock which may be issued under the adjustment provisions of the Kensey Nash Corporation Employee Incentive Compensation Plan.

(2) Based upon the average of the high and low prices per share of Common Stock of Kensey Nash Corporation, on July 7, 2004, as reported by the NASDAQ National Market; these amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                  Introduction

     This Registration Statement on Form S-8 (the "Registration Statement") registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Kensey Nash Corporation Employee Incentive Compensation Plan are effective. In accordance with General Instruction E to Form S-8, Kensey Nash Corporation (the "Company") incorporates by reference the contents of the Company's registration statement on Form S-8, Registration File No. 333-04093, filed with the Securities and Exchange Commission (the "Commission") on May 20, 1996, the Company's registration statement on Form S-8, Registration File No. 333-22993, filed with the Commission on March 7, 1997, and the Company's registration statement on Form S-8, Registration File No. 333-71050, filed with the Commission on October 5, 2001.



                                     PART II

               Information Required in the Registration Statement

Item 8.      Exhibits
             --------

Exhibit Number    Exhibit
--------------    -------
4.2               Fourth Amended and Restated Kensey Nash Corporation Employee
                  Incentive Compensation Plan.
5.1               Opinion of Katten Muchin Zavis Rosenman, the legal counsel to the Company.
23.1              Consent of Deloitte & Touche LLP, Independent Registered
                  Public Accounting Firm.
23.2              Consent of Katten Muchin Zavis Rosenman (included in Exhibit
                  5.1).
24.1              Power of Attorney (included in the signature pages hereto).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 14th day of July 2004.

                      KENSEY NASH CORPORATION

                      /s/ Joseph W. Kaufmann
                      ----------------------
              By:     Joseph W. Kaufmann
                      Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)


              By:     /s/ Wendy F. DiCicco, CPA
                      -------------------------
                      Wendy F. DiCicco, CPA
                      Chief Financial Officer
                      (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------

     Each person whose signature appears below hereby constitutes and appoints Joseph W. Kaufmann and Douglas G. Evans, P.E., and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                                       Date
----------                    -----                                       ----


/s/ Joseph W. Kaufmann        Chief Executive Officer,             July 14, 2004
----------------------------  President,Secretary and Director
Joseph W. Kaufmann


/s/ John E. Nash, P.E.        Vice President of                    July 14, 2004
----------------------------  New Technologies and Director
John E. Nash, P.E.


/s/ Douglas G. Evans, P.E.    Chief Operating Officer,             July 14, 2004
----------------------------  Assistant Secretary and Director
Douglas G. Evans, P.E.


/s/ Wendy F. DiCicco, CPA     Chief Financial Officer              July 14, 2004
----------------------------
Wendy F. DiCicco, CPA


/s/ Robert J. Bobb            Director                             July 14, 2004
----------------------------
Robert J. Bobb

                    (Signatures continue on following page.)

/s/ Harold N. Chefitz         Director                             July 14, 2004
----------------------------
Harold N. Chefitz


                              Director                             July 14, 2004
----------------------------
Walter R. Maupay, Jr.


                              Director                             July 14, 2004
----------------------------
C. McCollister Evarts, M.D.


/s/ Steven J. Lee             Director                             July 14, 2004
----------------------------
Steven J. Lee


/s/ Kim D. Rosenberg          Director                             July 14, 2004
----------------------------
Kim D. Rosenberg

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number    Exhibit
--------------    -------
4.2               Fourth Amended and Restated Kensey Nash Corporation Employee
                  Incentive Compensation Plan.
5.1               Opinion of Katten Muchin Zavis Rosenman, the legal counsel to the Company.
23.1              Consent of Deloitte & Touche LLP, Independent Registered
                  Public Accounting Firm.
23.2              Consent of Katten Muchin Zavis Rosenman (included in Exhibit
                  5.1).
24.1              Power of Attorney (included in the signature pages hereto).